EXHIBIT 1.1

            THE RANSON MUNICIPAL TRUST MULTI-STATE SERIES 6
                           TRUST AGREEMENT

                                                       Dated: December 19, 1995

This Trust Agreement between Ranson Capital Corporation, as Depositor, and Investors Fiduciary Trust Company, as Trustee, sets forth certain provisions in full and incorporates other provisions by reference to the document entitled "Standard Terms and Conditions of Trust For The Kansas Tax-Exempt Trust, Series 44 and Subsequent Series, Effective August 15, 1991" (herein called the "Standard Terms and Conditions of Trust"), and such provisions as are set forth in full and such provisions as are incorporated by reference constitute a single instrument. All references herein to Articles and Sections are to Articles and Sections of the Standard Terms and Conditions of Trust.

                          WITNESSETH THAT:

In consideration of the premises and of the mutual agreements herein contained, the Depositor and the Trustee agree as follows:

                               PART I
               STANDARD TERMS AND CONDITIONS OF TRUST

Subject to the Provisions of Part II hereof, all the provisions contained in the Standard Terms and Conditions of Trust are herein incorporated by reference in their entirety and shall be deemed to be a part of this instrument as fully and to the same extent as though said provisions had been set forth in full in this instrument.

                              PART II
              SPECIAL TERMS AND CONDITIONS OF TRUST

The following special terms and conditions are hereby agreed to:

(a) The Bonds defined in Section 1.01(1) listed in Schedule A hereto have been deposited in trust under this Trust Agreement.

(b) The fractional undivided interest in and ownership of the Trust represented by each unit is the amount set forth under "Summary of Essential Financial Information - Fractional Undivided Interest in the Trust per Unit" in the Prospectus.

(c) The First General Record Date shall be the record date for the Interest Account and the amount set forth under "Distributions" on page 2 of the Prospectus.

(d) The First Settlement Date shall be the date set forth under "Summary of Essential Financial Information - First Settlement Date" in the Prospectus.

(e) The second sentence of Section 4.03 of the Standard Terms and Conditions of Trust is hereby revised as follows:

"Such compensation initially shall be $0.25 per $1,000 principal amount of Bonds."

(f) The second sentence of Section 6.04 of the Standard Terms and Conditions of Trust is hereby revised as follows:

"Such compensation initially shall be $1.22 per $1,000 principal amount of Bonds and may be periodically adjusted in response to fluctuations in short-term interest rates (reflecting the cost to the Trustee of advancing funds to the Trusts to meet scheduled distributions)."



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IN WITNESS WHEREOF, Ranson Capital Corporation has caused this Trust
Agreement to be executed by its Chairman or President or one of its Vice Presidents and Investors Fiduciary Trust Company, has caused this Trust Agreement to be executed by one of its Officers all as of the day, month and year first above written.

                                     Ranson Capital Corporation, Depositor


                                       By         JOHN A. RANSON
                                            ___________________________
                                                     President



                                Investors Fiduciary Trust Company, Trustee

                                       By              Ron Puett
                                            ___________________________
                                                 Operations Officer






                     SCHEDULE A TO TRUST AGREEMENT

                     SECURITIES INITIALLY DEPOSITED
                                  IN
             THE RANSON MUNICIPAL TRUST MULTI-STATE SERIES 6

(Note: Incorporated herein and made a part hereof is each "Portfolio" as set forth in the Prospectus.)